Exhibit 99.1
For Immediate Release
Contact: Robert Copple or Nikki Sacks
972-665-1500
Cinemark, Inc. Announces Redemption of All of Its Outstanding 9 3/4% Senior
Discount Notes due 2014
Plano, TX, September 8, 2009 — Cinemark, Inc. (the “Company”) (NYSE: CNK), announced today that on September 8, 2009 (the “Redemption Date”), it redeemed all of its outstanding 9 3/4% Senior Discount Notes due 2014 (the “Notes”) at an aggregate redemption price of $18,564,171.18 (the “Redemption Price”). The Redemption Price represented 104.875% of the $16,944,232 principal amount at maturity of the Notes that was outstanding as of the Redemption Date, plus accrued and unpaid interest up to, but not including, the Redemption Date.
Forward-looking Statements
This press release includes “forward-looking statements”. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed March 13, 2009 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Cinemark Holdings, Inc.
Headquartered in Plano, TX, Cinemark Holdings, Inc. is the second largest motion picture exhibitor in the world in terms of both attendance and the number of screens in operation. As of June 30, 2009, Cinemark operates 424 theatres and 4,889 screens in 39 states in the United States and one Canadian province and internationally in 13 countries, including Brazil, Mexico, Chile, Colombia, Argentina, Ecuador, Peru, Honduras, El Salvador, Nicaragua, Costa Rica, Panama and Guatemala. For more information go to www.cinemark.com.

2